As filed with the Securities and Exchange Commission on May 5, 2005

                                   Registration Statement No. 333-64718

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 5
                       FORM SB-2/A REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                           MORIAH FUTURES FUND, L.L.C.
             (Exact Name of Registrant as specified in its charter)

       Oklahoma                        6200                     11-3455001
(State of Organization)  (Primary Standard Industria  (I.R.S. Employer I.D. No.)
                            Classification Code Number)

                       9925 South Pennsylvania, Suite 110
                          Oklahoma City, Oklahoma 73159
                    (405) 691-2793 (405) 691-6124 (Facsimile)
               (Address, including zip code and telephone number,
              including area code of registrant's principal office)

                                    Contact:

                                   Randy Shell
                       Vice President, COO, CFO, Director
                 Pool Management Services, Inc, Managing Member
                         9925 S. Pennsylvania, Suite 110
                          Oklahoma City, Oklahoma 73159
                                 (405) 691-2793

          Approximate date of commencement of proposed sale to the public: Not applicable. Deregistration of unsold securities.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, please check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the  prospectus is expected to be made pursuant to Rule
434, please check the following box.   [  ]

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall specifically request, in writing, that this Registration Statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

Deregistration of Securities

On November 30, 2001, Moriah Futures Fund, L.L.C. (formerly known as the Hanseatic Discretionary Pool, L.L.C.) filed a registration statement on Form SB-2 (the "Registration Statement"). The Registration Statement registered a total of 100,000 units of the Company's units at a proposed maximum offering price per unit of $200.

Since the initial effective date of November 30, 2001, only 5433.80709537046 Units were sold to 12 investors who were all existing members of the Registrant. Accordingly, the Registrant will no longer publicly offer its securities, and this Post Effective Amendment is being filed to deregister all unsold securities included in the Registration Statement.

--------------------------------------------------------------------------------


                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 5th day of May, 2005.

                           Moriah Futures Fund, L.L.C.

                           By: Pool Management Services, Inc., its manager


                                            By:      /s/ Simcha Bluth
                                               -------------------------------
                                                     Simcha Bluth, President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in their respective capacities as officers and directors of Pool Management Services, Inc., the manager of the Registrant, on the dates indicated.

Signatures              Title                                       Date


/s/  Simcha Bluth       President, Chief Executive Officer,     May 5, 2005
---------------------   Director
Simcha Bluth


/s/  Randall Shell      Vice President, Chief Operating         May 5, 2005
---------------------   Officer, Chief Financial and
                        Accounting Officer, Director